5.  Amount of

securities

2A.  Deemed

Beneficially Owned

Execution Date, 3.  Transaction

at End of Issuer's

6.  Ownership Form: 7.  Nature of Indirect Beneficial

1.  Title of Security

2.  Transaction Date      if any

Code

4.  Securities Acquired or Disposed

Fiscal Year

Direct or Indirect

Ownership

Amount

(A) or (D)

Price

Common Stock

7/29/2015

P4

20,000

A

$0.2000

70,539,755

I

Waratah Captital Ltd.

Common Stock

8/3/2015

P4

14,500

A

$0.1600

70,539,755

I

Waratah Captital Ltd.

Common Stock

8/18/2015

P4

30,000

A

$0.0537

70,539,755

I

Waratah Captital Ltd.

Common Stock

8/19/2015

P4

25,000

A

$0.0484

70,539,755

I

Waratah Captital Ltd.

Common Stock

8/24/2015

P4

30,000

A

$0.0527

70,539,755

I

Waratah Captital Ltd.

Common Stock

8/25/2015

P4

30,000

A

$0.0633

70,539,755

I

Waratah Captital Ltd.

Common Stock

9/30/2015

P4

19,900

A

$0.0398

70,539,755

I

Waratah Captital Ltd.

Common Stock

6/10/2015

P4

40,100

A

$0.3495

70,539,755

I

Waratah Captital Ltd.

Common Stock

2/3/2016

P4

200,000

A

$0.0100

70,539,755

I

Waratah Captital Ltd.

Common Stock

2/4/2016

P4

15,000

A

$0.0100

70,539,755

I

Waratah Captital Ltd.

Common Stock

2/11/2016

P4

185,000

A

$0.0120

70,539,755

I

Waratah Captital Ltd.

Common Stock

2/25/2016

P4

50,000

A

$0.0184

70,539,755

I

Waratah Captital Ltd.

Common Stock

3/29/2016

P4

10,000

A

$0.0120

70,539,755

I

Waratah Captital Ltd.

Common Stock

4/13/2016

P4

150,000

A

$0.0120

70,539,755

I

Waratah Captital Ltd.